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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


June 24, 1996